As filed with the Securities and Exchange Commission on October 26, 2004

Registration No._________

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HALOZYME THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

NEVADA	88-0488686

(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

11588 SORRENTO VALLEY ROAD, SUITE 17
SAN DIEGO, CA 92121
(858) 794-8889

(Address of principal executive offices)

HALOZYME THERAPEUTICS, INC. 2004 STOCK PLAN, NONSTATUTORY
STOCK OPTION AGREEMENT WITH ANDREW KIM AND ASSUMED
OPTIONS UNDER THE DELIATROPH PHARMACEUTICALS, INC.
AMENDED AND RESTATED 2001 STOCK PLAN

(Full title of the plan)

DAVID A. RAMSAY
11588 SORRENTO VALLEY ROAD, SUITE 17
SAN DIEGO, CALIFORNIA 92121
(858) 794-8889

(Name and address of agent for service)

This registration statement shall hereafter become effective in accordance with Rule 462 promulgated under the Securities Act of 1933, as amended.

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of		maximum	maximum
Securities	Amount to be	offering price	aggregate offering	Amount of
to be registered[1]	registered[2]	per share	price	registration fee
2004 Stock Plan [3]
Common Stock
Par Value $.001	2,630,193	$2.24 [4]	$5,891,632.32	$746.47
	483,000	$3.81 [6]	$1,840,230.00	$233.16
Assumed Options under the Amended and Restated
2001 Stock Plan [5]
Common Stock
Par Value $.001	6,886,807	$0.38 [6]	$2,616,986.66	$331.57
Nonstatutory Stock Option Agreement With Andrew Kim
Common Stock	125,000	$1.25	$156,250.00	$19.80
TOTALS	10,125,000		$10,505,098.98	$1,331.00

1 The securities to be registered include options and other rights to acquire Common Stock.

2 Pursuant to Rule 416(a), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

3 The total share reserve for the 2004 Stock Plan is 10,000,000 shares. This share reserve includes the number of shares subject to the assumed options issued under the Deliatroph Pharmaceuticals, Inc. Amended and Restated 2001 Stock Plan (the “Deliatroph Plan”). However, the total number of shares available for grant under the 2004 Stock Plan will, at any time, be determined by subtracting from 10,000,000 shares that number of assumed options still outstanding. No future grants may be made form the Deliatroph Plan, as the plan itself was not assumed by Halozyme Therapeutics, Inc.

4 Estimated pursuant to Rule 457(h) solely for purposes of calculating the registration fee. As to the shares under the 2004 Stock Plan, the price is based upon the average of the high and low prices of the Common Stock on October 22, 2004, as reported on the OTC Bulletin Board

5 The total number of shares being registered reflects the number of all outstanding options under the Deliatroph Plan that were assumed by Halozyme Therapeutics, Inc. pursuant to a merger agreement dated January 28, 2004. If any such outstanding option is forfeited, cancelled or is otherwise terminated prior to exercise, the shares underlying such option shall become available for grant under the 2004 Stock Plan.

6 Estimated pursuant to Rule 457(h) solely for purposes of calculating the registration fee based upon the weighted average price of the outstanding assumed options as of July 31, 2004.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

               Halozyme Therapeutics, Inc. (the “Company”) hereby incorporates by reference in this registration statement the following documents:

               (a) The Company’s Registration Statement on Form SB-2 (File No. 333-114776) as amended (the “Registration Statement”), filed pursuant to the Securities Act of 1933, as amended (the “Securities Act”) on July 23, 2004, relating to the Company’s registration of stock issued in its recent private financing.

               (b) The Company’s Registration Statement on Form 8-A filed pursuant to Section 12 of the Securities and Exchange Act 1934 (the “Exchange Act”) on February 7, 2002 and any further amendment or report filed hereafter for the purpose of updating any such description.

               (c) All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities

               The class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5. Interests of Named Experts and Counsel

               Inapplicable.

Item 6. Indemnification of Directors and Officers

               The Articles of Incorporation of the Company provide for the indemnification of the directors, officers, employees and agents of the Company to the fullest extent permitted by the laws of the State of Nevada. Section 78.7502 of the Nevada General Corporation Law permits a corporation to indemnify any of its directors, officers, employees or agents against expenses actually and reasonably incurred by such person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except for an action by or in right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, provided that it is determined that such person acted in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 78.751 of the Nevada General Corporation Law requires that the determination that indemnification is proper in a specific case must be made by (a) the stockholders, (b) the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding or (c) independent legal counsel in a written opinion (i) if a majority vote of a quorum consisting of disinterested directors is not possible or (ii) if such an opinion is requested by a quorum consisting of disinterested directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7. Exemption From Registration Claimed

               Inapplicable.

Item 8. Exhibits

               See Exhibit Index.

Item 9. Undertakings

               The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (l)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURE

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on October 26, 2004.

Halozyme Therapeutics, Inc.

By:	/s/ DAVID A. RAMSAY

David A. Ramsay, Secretary and Chief
Financial Officer

SIGNATURES AND POWER OF ATTORNEY

     The officers and directors of Halozyme Therapeutics, Inc. whose signatures appear below, hereby constitute and appoint Jonathan E. Lim and David A. Ramsay, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S-8, and each of the undersigned does hereby ratify and confirm all that each of said attorney and agent, or their or his substitutes, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on October 25, 2004.

Signature	Title
/s/ JONATHAN E. LIM	President, Chief Executive Officer and Chairman of
Jonathan E. Lim, M.D.	the Board (Principal Executive Officer)

/s/ DAVID A. RAMSAY	Secretary, Chief Financial Officer (Principal
David A. Ramsay	Financial and Accounting Officer)

/s/ GREGORY I. FROST	Vice President, Chief Scientific Officer and
Gregory I. Frost, Ph.D.	Director

/s/ ROBERT L. ENGLER	Director
Robert L. Engler, M.D.

/s/ KENNETH J. KELLEY	Director
Kenneth J. Kelley

/s/ JOHN S. PATTON	Director
John S. Patton

EXHIBIT INDEX

4.1	Bylaws of the Company, filed with the initial Registration Statement on Form
SB-2 (File No. 333-114776) dated September 21, 2001.

4.2	Certificate of Amendment to Articles of Incorporation of the Company, as
amended, filed with the Company’s Information Statement on Schedule 14C (File
No. 000-49616) dated February 17, 2004.

5.1	Opinion re: legality

23.1	Consent of Counsel (included in Exhibit 5)

23.2	Consent of Cacciamatta Accountancy Corporation, Independent Accountants

24	Power of Attorney (included in signature pages to this registration statement)

99.1	Form of 2004 Stock Plan, filed with amendment number 2 to Registration
Statement filed on Form SB-2 (File No. 333-114776) dated July 23, 2004.

99.2	Form of Deliatroph Pharmaceuticals, Inc. 2001 Amended and Restated Plan and
form of Stock Option Agreements for assumed options

99.3	Nonstatutory Stock Option Agreement With Andrew Kim